ENGLISH TRANSLATION OF TENANCY AGREEMENT- EURO TECH TRADING (SHANGHAI) LTD

(International COMMERCIAL TRADE BLDG) - TENANCY AGREEMENT

LESSOR: SHANGHAI WAIGAOQIAO TRADING COMMERCIAL DEVELOPMENT LTD (hereafter called
        PARTY A)

LEGAL ADDRESS: 118 XIN LING RD

LEGAL ENTITY: KAM LAI-NG

LESSEE:  EURO TECH (CHINA) LTD

LEGAL ADDRESS: 118 XIN LING RD

LEGAL ENTITY: LEUNG TAK-CHUNG

In accordance with The People's Rep of China ecomomic common law, The People's Rep of China Municipal Property Management Law and the related regulations, for clear clarification of the rights and responsibilities of both the lessor and the lessee, after consulation and following agreement has been reached.

1) Name, constuction, area and usage of the rented premises:

      1.    Premises Name: International Commercial Bldg

      2.    Premises address: Rm 1906A 19/F,118 Xin Ling Rd,
                              Area F No. 3-1,
                              Shanghai Waigaoqiao Free Trade Zone.

      3.    Premises gross area: 50 sq. m (net area 25 sq.m)

      4.    Usage of the premises: office space

      5.    Fixtures of the premises : as attached

2) Tenancy period:

With effect from 27/4/98 PARTY A will hand over the premises to PARTY B for occupance till 26/4/99 (one year).

3) Payment of rents and other expenses:

      -     Rental fee is RMB33,000.-/per annum.
            & payable in full on 27/4/98.

      -     Management fee is RMB3,000.-/per annum
            & payable in full on 27/4/98.

4) The deposit with no interest will be refunded upon expiry of this contract and with no damages on the premises.

5) Upon expiry of this tenancy agreement and if renewal will not made, PARTY B has to hand over the premises to PARTY A in good condition. PARTY B is repsonsible for loss due to damages (if any).
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6) Any renovation made by PARTY B must notify PARTY A in advance. PARTY B is reponsible for the restoration of the premises to its original position upon expiry of tenancy agreement. PARTY A is responsible for the hygiene and cleansing of the public area.

7) During the tenancy period, If the ownership of the premises is transferred to third party, PARTY B will not be consulted. However, the right and obligation of PARTY A to PARTY B is also transferred to the new owner of the premises.

8) Breach of contract for PARTY A if a) he does not provide the premises to PARTY B as agreed on this contract. b) He carries out other businesses and interrupts the normal activities of PARTY B inside the premises. c) he violates the terms of this agreement. Breach of contract for PARTY B if a) he changes the construction of the premises and cause economic loss. b) he does not pay the rent on time c) breach of other terms set in this agreement.

9) No party will be claimed for damages caused by irresistible calamities.

10) Argument (if any) can be settled by consultation of both parties or by filing claim to the local People's Court.

11) Supplement can be added to this agreement and both the agreement and supplement are valid.

12) This agreement takes into effect after signing by both parties. In the case there is changes in Shanghai Municipal law and the changes affect the carrying out of this agreement, appropriate alternation on the term in this agreement must be made in order to meet the requirement of the law.

13) The original copy of this agreement must be registered to the Free Zone Management Committee 10 days after effective. Each party is responsible for 50% of the expenses.

14) This agreement is in one set 5 copies, all copies bear the same legal right. Changes of address, telephone, contact of one party must inform the other party.

SIGNED BY PARTY A                        SIGNED BY PARTY B

18/3/98